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                                                                     EXHIBIT 8.1

            [LETTERHEAD OF WINSTEAD SECHREST & MINICK APPEARS HERE]

                                October 9, 1996

Columbus Realty Trust
15851 Dallas Parkway
Dallas, Texas   75248

Ladies and Gentlemen:

          We have acted as counsel to Columbus Realty Trust (the "Company") in connection with the Registration Statement on Form S-3 (No. 333-09775) filed with the Securities and Exchange Commission on August 8, 1996, as amended (the "Registration Statement"). This opinion relates to the Company's qualification for federal income tax purposes as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), for taxable years beginning with the taxable year ending December 31, 1993 and to the accuracy of the "FEDERAL INCOME TAX CONSIDERATIONS" section of the Registration Statement.

          For the purpose of rendering our opinion, we have examined and are relying upon the truth and accuracy, at all relevant times, of the statements and representations contained in the following documents:

          1. The Amended and Restated Declaration of Trust of the Company and the Certificate of Incorporation of Columbus Management Services, Inc. ("CMS").

          2. The Amended and Restated Bylaws of the Company and the Bylaws of CMS.

          3.  The Registration Statement.

          4. Representations made to us by the Company and by Messrs. Will Cureton and Robert Shaw, officers of the Company in certificates (the "Certificates") dated of even date herewith and delivered to us in connection with the Registration Statement or this letter.

          In connection with rendering this opinion, we have assumed to be true and are relying upon, without any independent investigation or review thereof, the following:

          1. The authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and authenticity of the originals of such documents.
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Columbus Realty Trust
October 9, 1996
Page 2


          2. The genuineness of all signatures, the due authorization, execution and delivery of all documents by all parties thereto and the due authority of all persons executing such documents.

          3. The Company filed a proper election to be taxed as a REIT with its timely filed federal income tax return for the taxable year ending December 31, 1993.

          Based on our examination of the foregoing items, subject to the assumptions, limitations and qualifications set forth herein, and subject to the discussion of the federal income tax considerations that relate to the tax treatment of the Company and its shareholders set forth in the "FEDERAL INCOME TAX CONSIDERATIONS" section of the Registration Statement, we are of the opinion that (i) if the Company is operated as described in the prospectus included in the Registration Statement and in the Certificates, the Company will be able to qualify as a REIT under the Code beginning with its taxable year ending December 31, 1993 and for subsequent years, provided that after the date hereof, the Company continues to be organized and operated as described in the Registration Statement and the Certificates and therefore continues to satisfy the income tests, asset tests, and distribution, shareholder, record keeping and other applicable REIT requirements under the Code as summarized in the Registration Statement, and (ii) the information in the prospectus included in the Registration Statement under the caption "FEDERAL INCOME TAX CONSIDERATIONS," to the extent it constitutes matters of law or legal conclusions, is correct in all material respects.

          In addition to the matters set forth above, this opinion is subject to the following exceptions, limitations and qualifications:

          1. Our opinion expressed herein is based upon our interpretation of the existing provisions of the Code and existing judicial decisions, administrative regulations and published revenue rulings (not including private letter rulings) and revenues procedures. Our opinion is not binding upon the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not challenge the conclusions set forth herein. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no obligation to advise you of changes in law which may occur after the date hereof.

          2. Our opinion is limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to any other matter not specifically set forth in the foregoing opinion.

          In the event any one of the statements, representations, or assumptions we have relied upon to issue this opinion is incorrect in a material respect, our opinion might be adversely affected and may not be relied upon.
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Columbus Realty Trust
October 9, 1996
Page 3


          We hereby consent to the reference to us under the caption "FEDERAL INCOME TAX CONSIDERATIONS" in the Registration Statement, and to the filing of this opinion as an Exhibit to the Registration Statement.

                                    Very truly yours,

                                    WINSTEAD SECHREST & MINICK P.C.



                                    By:/s/ Thomas R. Helfand
                                       ----------------------------
                                       Thomas R. Helfand

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